Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Finance & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-1998	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
- Reiterates 2010 Guidance for Revenue and Earnings per Share -

•	Total revenue of $109.1 million

•	GAAP earnings of $1.1 million, or $0.03 per share; Non-GAAP earnings of $8.3 million, or $0.21 per share

•	Operating cash flow of $9.1 million
SAN DIEGO, April 20, 2010 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended March 31, 2010.
NuVasive reported first quarter revenue of $109.1 million, a 36.3% increase over the $80.0 million for the first quarter 2009 and a 2.0% increase over the $106.9 million for the fourth quarter 2009.
Gross profit for the first quarter 2010 was $89.6 million and gross margin was 82.2%, compared to a gross profit of $67.0 million and a gross margin of 83.8% for the first quarter 2009. For the fourth quarter 2009, gross profit was $88.9 million and gross margin was 83.2%.
Total operating expenses for the first quarter 2010 were $86.7 million compared to $70.4 million in the first quarter 2009 and $84.7 million in the fourth quarter 2009.
On a GAAP basis, the Company reported net income of $1.1 million, or $0.03 per share, for the first quarter 2010.

On a Non-GAAP basis, the Company reported net income of $8.3 million, or $0.21 per share, for the first quarter 2010. The Non-GAAP earnings per share calculations for the first quarter exclude on a pre-tax basis (i) intellectual property litigation costs of $1.3 million; (ii) acquisition related costs of $355 thousand; (iii) stock-based compensation of $6.4 million; and (iv) amortization of intangible assets of $1.4 million.
Cash, cash equivalents and short and long-term marketable securities were $208.1 million at March 31, 2010.
Alex Lukianov, Chairman and Chief Executive Officer, said, “We exceeded our expectations, achieving revenue growth of over 35%, driven by continued adoption of XLIF® technology, stronger traction from our new product launches, and aided in part by the positive reimbursement progress during the quarter. Our financial performance across earnings and operating cash flow signal a great start to what will be another outstanding year. Today’s results mark NuVasive’s 24th quarter, and 6th year, of consecutively meeting or exceeding expectations as a public company. Our keen focus on being the most creative spine technology company in the world and achieving exceptional results through speed of innovation, Absolute Responsiveness®, and superior clinical outcomes will continue to drive us toward our goal of becoming the #4 global spine company.”
Full Year 2010 Financial Guidance:
•	Revenue of $480 million to $500 million

•	GAAP EPS, net of tax and “If-converted” method, of $1.58 to $1.70

•	Non-GAAP EPS, net of tax and “If-converted” method, of $1.13 to $1.25

•	Non-GAAP Operating Margin of ~17%

Reconciliation of Non-GAAP Information
Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude intellectual property litigation expenses, acquisition related items, non-cash stock-based compensation, and the amortization of intangible assets. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2010 Results

	pre-tax
(in thousands, except per share data)	adjustments	$ (net of tax)	per Share
GAAP net income		$1,088	$0.03
Intellectual property litigation expenses	1,295	991	0.02
Acquisition related items	355	272	0.01
Non-cash stock-based compensation	6,434	4,922	0.12
Amortization of intangible assets	1,350	1,032	0.03

Non-GAAP earnings		$8,305	$0.21

Weighted average shares — Diluted			40,061

Reconciliation of Full Year 2010 EPS Guidance
(Net of Tax, “If Converted” method)

	Range for Year Ending
	December 31, 2010
(in thousands, except per share data)	Low	High
GAAP earnings per share	$1.58	$1.70
Intellectual property litigation expenses	0.07	0.07
Non-cash stock-based compensation	0.42	0.42
Amortization of intangible assets	0.08	0.08
Reversal of remaining valuation allowance	(1.02)	(1.02)

Non-GAAP earnings per share	$1.13	$1.25

Weighted average shares — Diluted	46,000	46,000

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.
After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through May 20, 2010. In addition, a telephonic replay of the call will be available until May 4, 2010. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 348544.
About NuVasive
NuVasive is a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused primarily on the $5.1 billion U.S. spine implant market. Additionally, the Company has expanded into the $1.7 billion global biologics market, the $1.7 billion international market, and is developing products for the emerging motion preservation market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 55 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
###

NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenue	$109,087	$80,008
Cost of goods sold (excluding amortization of purchased technology)	19,443	12,999

Gross profit	89,644	67,009

Operating expenses:
Sales, marketing and administrative	74,661	60,527
Research and development	10,699	8,586
Amortization of intangible assets	1,350	1,336

Total operating expenses	86,710	70,449

Interest and other income (expense), net:
Interest income	189	732
Interest expense	(1,669)	(1,771)
Other income, net	117	44

Total interest and other income (expense), net	(1,363)	(995)

Income (loss) before income taxes	1,571	(4,435)
Income tax expense	865	97

Consolidated net income (loss)	$706	$(4,532)

Net loss attributable to noncontrolling interests	$(382)	$(230)

Net income (loss) attributable to NuVasive, Inc.	$1,088	$(4,302)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.03	$(0.12)

Diluted	$0.03	$(0.12)

Weighted average shares outstanding:
Basic	38,898	36,365

Diluted	40,061	36,365

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$5,680	$5,241
Research and development	754	1,441

	$6,434	$6,682

NuVasive, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,664	$65,413
Short-term marketable securities	100,349	99,279
Accounts receivable, net	62,185	58,462
Inventory	90,553	90,191
Prepaid expenses and other current assets	4,237	3,757

Total current assets	334,988	317,102
Property and equipment, net	83,816	82,602
Long-term marketable securities	30,059	39,968
Intangible assets, net	101,989	103,338
Goodwill	102,882	102,882
Other assets	12,540	7,872

Total assets	$666,274	$653,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,180	$33,302
Accrued payroll and related expenses	12,154	19,111
Royalties payable	2,659	2,334

Total current liabilities	52,993	54,747
Senior convertible notes	230,000	230,000
Long-term acquisition related liabilities	30,694	30,694
Other long-term liabilities	28,504	28,472
Commitments and contingencies

Noncontrolling interests	13,247	13,629

Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	499,701	485,757
Accumulated other comprehensive income (loss)	(292)	126
Accumulated deficit	(188,612)	(189,700)

Total stockholders’ equity	310,836	296,222

Total liabilities and stockholders’ equity	$666,274	$653,764

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Consolidated net income (loss)	$706	$(4,532)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,104	5,488
Stock-based compensation	6,434	6,682
Allowance for doubtful accounts and sales return reserve, net of write offs	(657)	205
Allowance for excess and obsolete inventory	736	652
Other non-cash adjustments	1,454	(15)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(3,100)	1,361
Inventory	(1,237)	(14,100)
Prepaid expenses and other assets	(1,570)	609
Accounts payable and accrued liabilities	4,780	10,875
Accrued payroll and related expenses	(6,512)	(2,600)

Net cash provided by operating activities	9,138	4,625
Investing activities:
Cash paid for acquisitions and investments	—	(20,000)
Purchases of property and equipment	(8,402)	(5,567)
Purchases of short-term marketable securities	(31,990)	(7,658)
Sales of short-term marketable securities	45,013	27,725
Purchases of long-term marketable securities	(13,535)	(6,758)
Sales of long-term marketable securities	9,003	18,975

Net cash provided by investing activities	89	6,717
Financing activities:
Issuance of common stock	6,628	1,160
Other assets	(4,408)	—
Tax benefits related to stock-based compensation awards	882	—

Net cash provided by financing activities	3,102	1,160

Effect of exchange rate changes on cash	(78)	(59)

Increase in cash and cash equivalents	12,251	12,443
Cash and cash equivalents at beginning of year	65,413	132,318

Cash and cash equivalents at end of year	$77,664	$144,761